         As filed with the Securities and Exchange Commission on August 9, 1996.
                                                     REGISTRATION NO. 333-
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        MERCURY INTERACTIVE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                   77-0225776
       ---------------                               ----------
   (STATE OF  INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                              470 POTRERO AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 523-9900
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)

                            1989 STOCK OPTION PLAN
                         1996 SUPPLEMENTAL STOCK PLAN
                           (FULL TITLE OF THE PLANS)

                                ARYEH FINEGOLD
        CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER
                              470 POTRERO AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 523-9900
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  Copies to:

                          HENRY P.  MASSEY, JR., ESQ.
                             SUSAN J. SKAER, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                                (415) 493-9300





================================================================================


========================================================================================

                        CALCULATION OF REGISTRATION FEE

========================================================================================

                                            Proposed         Proposed
     Title of             Maximum           Maximum           Maximum
    Securities             Amount           Offering         Aggregate        Amount of
      to be                to be           Price Per         Offering        Registration
    Registered           Registered          Share             Price             Fee
- -----------------------------------------------------------------------------------------
Common Stock,
$.002 par value...    634,950 shares(1)    $12.87(2)      $8,171,806.50(3)    $2,817.86

Common Stock,
$.002 par value...    483,500 shares(4)    $13.06(2)      $6,314,510.00(5)    $2,177.42

Common Stock,
$.002 par value...     91,020 shares(6)    $15.00(7)      $1,365,300.00       $   70.79
                       ---------------     ---------      --------------      ----------

   TOTAL..........  1,209,470                  --         $15,851,616.50      $5,466.07
=========================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three sub-totals. This sub-total represents 634,950 shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1989 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This sub-total represents 483,500 shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1996 Supplemental Stock Plan.

(5) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 4 above.

(6) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the 1989 Stock Option Plan and the 1996 Supplemental Stock Plan as of the date of this Registration Statement. Of the total of 91,020 shares that will be issuable upon exercise of options to be granted in the future, 74,520 shares will be issuable upon exercise of options to be granted in the future under the 1989 Stock Option Plan and 16,500 shares will be issuable upon exercise of options to be granted in the future under the 1996 Supplemental Stock Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 6, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:
    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE
         -------------------------------------

   The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

   ITEM 3(A)

   The Registrant's Annual Report on Form 10-K filed on March 28, 1996 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1995 for which such statements have been filed.

   ITEM 3(B)

   All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

   ITEM 3(C)

   Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 9, 1993, as amended by Amendment No. 1 to Form 8-A filed on October 27, 1993, pursuant to Section 12 of the Exchange Act and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 8, 1996.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

   Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

   Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

   As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions.
In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

   Not Applicable.

ITEM 8
     EXHIBITS
     --------

Exhibit
Number         Document
- ------    ------------------------------------------------------------------

       4.1     1989 Stock Option Plan.

       4.2     1996 Supplemental Stock Plan.

       5.1     Opinion of Counsel as to Legality of Securities Being Registered.

      23.1     Consent of Independent Accountants (see page 7).

      23.2     Consent of Counsel (contained in Exhibit 5.1 hereto).

      24.1     Power of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS
         ------------

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 8, 1996.


                             MERCURY INTERACTIVE CORPORATION


                             By:  /s/ Sharlene Abrams
                                 -----------------------------------------------
                               Sharlene Abrams, Vice President of Finance and Administration and Chief Financial Officer


                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aryeh Finegold, Sharlene Abrams and Susan
J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                Title                             Date
- -----------------------              -----------------------------            ---------------
/s/ Aryeh Finegold                      Chief Executive Officer                 August 8, 1996
- --------------------------------        (Principal Executive Officer)
(Aryeh Finegold)                        and Chairman of the Board of Directors

/s/ Sharlene Abrams                     Vice President of Finance               August 8, 1996
- --------------------------------        and Administration and Chief
(Sharlene Abrams)                       Financial Officer (Principal
                                        Financial and Accounting Officer)

/s/ Igal Kohavi                         Director                                August 8, 1996
- --------------------------------
(Igal Kohavi)

/s/ Amnon Landan                        Director                                August 8, 1996
- --------------------------------
(Amnon Landan)

/s/ Standish O'Grady                    Director                                August 8, 1996
- --------------------------------
(Standish O'Grady)

/s/ Yair Shamir                         Director                                August 8, 1996
- --------------------------------
(Yair Shamir)

/s/ Giora Yaron                         Director                                August 8 , 1996
- --------------------------------
(Giora Yaron)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1996, except as to Note 10, which is as of March 13, 1996, appearing on page F-1 of Mercury Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.



/s/  PRICE WATERHOUSE LLP


San Jose, California
August 8 , 1996